Exhibit 32

Pacific Premier Bancorp, Inc.,

Annual Report on Form 10-Q

for the Quarter ended March 31, 2006

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pacific Premier Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigned’s best knowledge and belief:

a)              the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

b)             the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of May, 2006.

Pacific Premier Bancorp, Inc.
(“Company”)

/s/ Steven R. Gardner
Steven R. Gardner
President and
Chief Executive Officer

/s/ John Shindler
John Shindler
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.